Exhibit 99.1

Apple Reports First Quarter Results

Revenue and EPS Hit New All-Time Records

Active Installed Base of Devices Reaches 1.3 Billion in January

CUPERTINO, California — February 1, 2018 — Apple® today announced financial results for its fiscal 2018 first quarter ended December 30, 2017. The Company posted quarterly revenue of $88.3 billion, an increase of 13 percent from the year-ago quarter and an all-time record, and quarterly earnings per diluted share of $3.89, up 16 percent, also an all-time record. International sales accounted for 65 percent of the quarter’s revenue.

“We’re thrilled to report the biggest quarter in Apple’s history, with broad-based growth that included the highest revenue ever from a new iPhone lineup. iPhone X surpassed our expectations and has been our top-selling iPhone every week since it shipped in November,” said Tim Cook, Apple’s CEO. “We’ve also achieved a significant milestone with our active installed base of devices reaching 1.3 billion in January. That’s an increase of 30 percent in just two years, which is a testament to the popularity of our products and the loyalty and satisfaction of our customers.”

“Thanks to great operational and business performance, we achieved all-time record profitability during the quarter, with EPS up 16 percent,” said Luca Maestri, Apple’s CFO. “Cash flow from operations was very strong at $28.3 billion, and we returned $14.5 billion to investors through our capital return program.”

Apple is providing the following guidance for its fiscal 2018 second quarter:

•	revenue between $60 billion and $62 billion

•	gross margin between 38 percent and 38.5 percent

•	operating expenses between $7.6 billion and $7.7 billion

•	other income/(expense) of $300 million

•	tax rate of approximately 15 percent

Apple’s board of directors has declared a cash dividend of $0.63 per share of the Company’s common stock. The dividend is payable on February 15, 2018 to shareholders of record as of the close of business on February 12, 2018.

Apple will provide live streaming of its Q1 2018 financial results conference call beginning at 2:00 p.m. PST on February 1, 2018 at www.apple.com/investor/earnings-call/. This webcast will also be available for replay for approximately two weeks thereafter.

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation those about the Company’s estimated revenue, gross margin, operating expenses, other income/(expense), tax rate, and plans for return of capital. These statements involve risks and uncertainties, and actual results may differ. Risks and uncertainties include without limitation: the effect of global and regional economic conditions on the Company's business, including effects on purchasing decisions by consumers and businesses; the ability of the Company to compete in markets that are highly competitive and subject to rapid technological change; the ability of the Company to manage frequent product introductions and transitions, including delivering to the marketplace, and stimulating customer demand for, new products, services and technological innovations on a timely basis; the effect that product introductions and transitions, changes in product pricing and product mix, and increases in component and other costs could have on the Company’s gross margin; the dependency of the Company on the performance of distributors of the Company's products, including cellular network carriers and other resellers; the inventory and other asset risks associated with the Company’s need to order, or commit to order, product components in advance of customer orders; the continued availability on acceptable terms, or at all, of certain components, services and new technologies essential to the Company's business, including components and technologies that may only be available from sole or limited sources; the dependency of the Company on manufacturing and logistics services provided by third parties, many of which are located outside of the U.S. and which may affect the quality, quantity or cost of products manufactured or services rendered to the Company; the effect of product and service quality problems on the Company’s financial performance and reputation; the dependency of the Company on third-party intellectual property and digital content, which may not be available to the Company on commercially reasonable terms or at all; the dependency of the Company on support from third-party software developers to develop and maintain software applications and services for the Company’s products; the impact of unfavorable legal proceedings, such as a potential finding that the Company has infringed on the intellectual property rights of others; the impact of changes to laws and regulations that affect the Company’s activities, including the Company’s ability to offer products or services to customers in different regions; the ability of the Company to manage risks associated with its international activities, including complying with laws and regulations affecting the Company’s international operations; the ability of the Company to manage risks associated with the Company’s retail stores; the ability of the Company to manage risks associated with the Company’s investments in new business strategies and acquisitions; the impact on the Company's business and reputation from information technology system failures, network disruptions or losses or unauthorized access to, or release of, confidential information; the ability of the Company to comply with laws and regulations regarding data protection; the continued service and availability of key executives and employees; war, terrorism, public health issues, natural disasters, and other business interruptions that could disrupt supply or delivery of, or demand for, the Company’s products; financial risks, including risks relating to currency fluctuations, credit risks and fluctuations in the market value of the Company’s investment portfolio; and changes in tax rates and exposure to additional tax liabilities. More information on these risks and other potential factors that could affect the Company’s financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple revolutionized personal technology with the introduction of the Macintosh in 1984. Today, Apple leads the world in innovation with iPhone, iPad, Mac, Apple Watch and Apple TV. Apple’s four software platforms — iOS, macOS, watchOS and tvOS — provide seamless experiences across all Apple devices and empower people with breakthrough services including the App Store, Apple Music, Apple Pay and iCloud. Apple’s more than 100,000 employees are dedicated to making the best products on earth, and to leaving the world better than we found it.

Press Contact:
Kristin Huguet
Apple
khuguet@apple.com
(408) 974-2414

Investor Relations Contacts:
Nancy Paxton
Apple
paxton1@apple.com
(408) 974-5420

Matt Blake
Apple
mattblake@apple.com
(408) 974-7406

NOTE TO EDITORS: For additional information visit Apple Newsroom (www.apple.com/newsroom), or call Apple’s Media Helpline at (408) 974-2042.

© 2018 Apple Inc. All rights reserved. Apple and the Apple logo are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In millions, except number of shares which are reflected in thousands and per share amounts)

	Three Months Ended
	December 30, 2017	December 31, 2016
Net sales	$88,293	$78,351
Cost of sales (1)	54,381	48,175
Gross margin	33,912	30,176

Operating expenses:
Research and development (1)	3,407	2,871
Selling, general and administrative (1)	4,231	3,946
Total operating expenses	7,638	6,817

Operating income	26,274	23,359
Other income/(expense), net	756	821
Income before provision for income taxes	27,030	24,180
Provision for income taxes	6,965	6,289
Net income	$20,065	$17,891

Earnings per share:
Basic	$3.92	$3.38
Diluted	$3.89	$3.36

Shares used in computing earnings per share:
Basic	5,112,877	5,298,661
Diluted	5,157,787	5,327,995

Cash dividends declared per share	$0.63	$0.57

(1) Includes share-based compensation expense as follows:
Cost of sales	$252	$229
Research and development	$646	$589
Selling, general and administrative	$398	$438

Apple Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions, except number of shares which are reflected in thousands and par value)

	December 30, 2017	September 30, 2017
ASSETS:
Current assets:
Cash and cash equivalents	$27,491	$20,289
Short-term marketable securities	49,662	53,892
Accounts receivable, less allowances of $59 and $58, respectively	23,440	17,874
Inventories	4,421	4,855
Vendor non-trade receivables	27,459	17,799
Other current assets	11,337	13,936
Total current assets	143,810	128,645

Long-term marketable securities	207,944	194,714
Property, plant and equipment, net	33,679	33,783
Goodwill	5,889	5,717
Acquired intangible assets, net	2,149	2,298
Other non-current assets	13,323	10,162
Total assets	$406,794	$375,319

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$62,985	$49,049
Accrued expenses	26,281	25,744
Deferred revenue	8,044	7,548
Commercial paper	11,980	11,977
Current portion of long-term debt	6,498	6,496
Total current liabilities	115,788	100,814

Deferred revenue, non-current	3,131	2,836
Long-term debt	103,922	97,207
Other non-current liabilities	43,754	40,415
Total liabilities	266,595	241,272

Commitments and contingencies

Shareholders’ equity:
Common stock and additional paid-in capital, $0.00001 par value: 12,600,000 shares authorized; 5,081,651 and 5,126,201 shares issued and outstanding, respectively	36,447	35,867
Retained earnings	104,593	98,330
Accumulated other comprehensive income/(loss)	(841)	(150)
Total shareholders’ equity	140,199	134,047
Total liabilities and shareholders’ equity	$406,794	$375,319

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Three Months Ended
	December 30, 2017	December 31, 2016
Cash and cash equivalents, beginning of the period	$20,289	$20,484
Operating activities:
Net income	20,065	17,891
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	2,745	2,987
Share-based compensation expense	1,296	1,256
Deferred income tax expense/(benefit)	(33,737)	1,452
Other	(11)	(274)
Changes in operating assets and liabilities:
Accounts receivable, net	(5,570)	1,697
Inventories	434	(580)
Vendor non-trade receivables	(9,660)	(375)
Other current and non-current assets	(197)	(1,446)
Accounts payable	14,588	2,460
Deferred revenue	791	42
Other current and non-current liabilities	37,549	2,124
Cash generated by operating activities	28,293	27,234
Investing activities:
Purchases of marketable securities	(41,272)	(54,272)
Proceeds from maturities of marketable securities	14,048	6,525
Proceeds from sales of marketable securities	16,801	32,166
Payments made in connection with business acquisitions, net	(173)	(17)
Payments for acquisition of property, plant and equipment	(2,810)	(3,334)
Payments for acquisition of intangible assets	(154)	(86)
Payments for strategic investments, net	(94)	—
Other	64	(104)
Cash used in investing activities	(13,590)	(19,122)
Financing activities:
Payments for taxes related to net share settlement of equity awards	(1,038)	(629)
Payments for dividends and dividend equivalents	(3,339)	(3,130)
Repurchases of common stock	(10,095)	(10,851)
Proceeds from issuance of term debt, net	6,969	—
Change in commercial paper, net	2	2,385
Cash used in financing activities	(7,501)	(12,225)
Increase/(Decrease) in cash and cash equivalents	7,202	(4,113)
Cash and cash equivalents, end of the period	$27,491	$16,371
Supplemental cash flow disclosure:
Cash paid for income taxes, net	$3,551	$3,510
Cash paid for interest	$623	$497